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Exhibit 27(l)(1)

April 27, 2023

Empower Annuity Insurance Company of America

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:  FutureFunds Series Account

Post-Effective Amendment No. 64 to the Registration Statement on Form N-4

File Nos. 2-89550 and 811-03972

Ladies and Gentlemen:

We have acted as counsel to Empower Annuity Insurance Company of America, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of information filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP